Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and/or directors of United Community Banks, Inc. (the “Company”) does hereby severally constitute and appoint H. Lynn Harton, Jefferson L. Harralson and Alan H. Kumler, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign a shelf registration statement on Form S-3 registering the Company’s debt, equity and other securities, which may be offered and sold from time to time, and any and all amendments thereto (including pre-effective and post-effective amendments and any other registration statement filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other applicable securities exchange or securities self-regulatory body, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 12th day of November, 2025.

Signature	Title

/s/ H. Lynn Harton	Chairman, President, and Chief Executive Officer (Principal Executive Officer)
H. Lynn Harton

/s/ Jefferson L Harralson	Chief Financial Officer (Principal Financial Officer)
Jefferson L Harralson

/s/ Alan H. Kumler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Alan H. Kumler

/s/ Thomas A. Richlovsky	Lead Independent Director
Thomas A. Richlovsky

/s/ Jennifer M. Bazante	Director
Jennifer M. Bazante

/s/ George B. Bell	Director
George B. Bell

/s/ James P. Clements	Director
James P. Clements

/s/ Kennth L. Daniels	Director
Kenneth L. Daniels

/s/ Sally Pope Davis	Director
Sally Pope Davis

/s/ Lance F. Drummond	Director
Lance F. Drummond

/s/ John M. James	Director
John M. James

/s/ Jennifer K. Mann	Director
Jennifer K. Mann

/s/ Tim R. Wallis	Director
Tim R. Wallis

/s/ David H. Wilkins	Director
David H. Wilkins